Exhibit 99.1

MicroStrategy Completes $500 Million Offering of 6.125% Senior Secured Notes Due 2028 with Bitcoin Use of Proceeds

TYSONS CORNER, Va., June 14, 2021 — MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy”) today announced the closing of its previously announced offering of senior secured notes due 2028 (the “notes”). The aggregate principal amount of the notes sold in the offering was $500 million and the notes bear interest at an annual rate of 6.125%. The notes were sold in a private offering to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside of the United States in compliance with Regulation S under the Securities Act.

The notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by MicroStrategy Services Corporation, a wholly owned subsidiary of MicroStrategy, and may be similarly guaranteed by certain subsidiaries of MicroStrategy that may be formed or acquired after the closing of the offering. The notes and the related guarantees are secured, on a senior secured basis with MicroStrategy’s existing and future senior indebtedness, by security interests on substantially all of MicroStrategy’s and the guarantors’ assets, including any bitcoins or other digital assets acquired on or after the closing of the offering, but excluding MicroStrategy’s existing bitcoins as well as bitcoins and digital assets acquired with the proceeds from existing bitcoins. MicroStrategy’s existing approximately 92,079 bitcoins are being held by a newly formed subsidiary, MacroStrategy LLC.

MicroStrategy estimates that the net proceeds from the sale of the notes and the related guarantees will be approximately $488 million, after deducting initial purchaser discounts and commissions and estimated offering expenses payable by MicroStrategy.

MicroStrategy intends to use the net proceeds from the sale of the notes to acquire additional bitcoin.

The notes and related guarantees were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The offer and sale of the notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The offering of the notes and the related guarantees was made only by means of a private offering memorandum.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities, nor shall there be any sale of the notes or the related guarantees in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful under the securities laws of any such state or jurisdiction.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is the largest independent publicly-traded analytics and business intelligence company. The MicroStrategy analytics platform is consistently rated as the best in enterprise analytics and is used by many of the world’s most admired brands in the Fortune Global 500. We pursue two corporate strategies: (1) grow our enterprise analytics software business to promote our vision of Intelligence Everywhere and (2) acquire and hold bitcoin, which we view as a dependable store of value supported by a robust, public, open-source architecture untethered to sovereign monetary policy.

MicroStrategy is a registered trademark of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the estimated net proceeds of the offering and the anticipated use of such net proceeds. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the other factors discussed in the “Risk Factors” section of MicroStrategy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 29, 2021, and the risks described in other filings that MicroStrategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and MicroStrategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600